EXHIBIT 4.1
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                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA

    [GRAPHIC]                                                    [GRAPHIC]
                                                           CUSIP NO 23253A 10 3


                              CYBEROPTICLABS, INC.
          100,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE


This Certifies that

is the registered holder of


Shares of                       CYBEROPTICLABS,  INC.               Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                          COUNTERSIGNED AND REGISTERED
                                            COLONIAL STOCK TRANSFER
                                              Salt Lake City, Utah

                                          By
                                             TRANSFER AGENT AND REGISTRAR
                                             AUTHORIZED SIGNATURE

Dated:


/s/                                                  /s/
------------------------     [CORPORATE SEAL]        ------------------------
      SECRETARY                                             PRESIDENT



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